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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2004

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


         001-06249                                 34-6513657
  ------------------------              ------------------------------------
  (Commission File Number)              (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       n/a
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 4. Changes in Registrant's Certifying Accountant

     On February 25, 2004, KPMG LLP, the Registrant's independent auditors for the year ended December 31, 2003 advised the Registrant that they would not stand for re-election as the Registrant's independent auditors for the year ending December 31, 2004. KPMG LLP has not yet issued its report on the Registrant's financial statements for the fiscal year ended December 31, 2003. KPMG LLP's report on the Registrant's combined financial statements as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's past two fiscal years and through the date of this report, there wereno disagreements with the KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the KPMG LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year.

     The Board of Trustees has not, as of February 27, 2004, approved the engagement of a new auditor for the Registrant.

     A letter from KPMG LLP is attached as an exhibit to this Form 8-K

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     16. Letter dated March 2, 2004 from KPMG LLP.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of March, 2004.


                                        FIRST UNION REAL ESTATE EQUITY AND
                                        MORTGAGE INVESTMENTS



                                        By: /s/ Carolyn Tiffany
                                            ----------------------------------
                                            Carolyn Tiffany
                                            Chief Operating Officer





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                                  EXHIBIT INDEX



Exhibit                                                                Page
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16.  Letter from KPMG LLP dated March 2, 2004.                           5